UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): January 26, 2007

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 26, 2007, the Massachusetts Department of Telecommunications and Energy (“MDTE”) approved the rate Settlement Agreement (“Settlement”) which Unitil Corporation’s (“Registrant”) Massachusetts utility subsidiary, Fitchburg Gas and Electric Light Company d/b/a Unitil and the Attorney General of Massachusetts had signed and filed with the MDTE for the Company’s Gas Division on November 29, 2006 and which was disclosed by the Company in a Current Report on Form 8-K dated November 29, 2006.

Under the Settlement, the Company will phase-in gas distribution rate changes with an initial rate increase of $1.2 million as of February 1, 2007, and an additional $1.0 million increase on November 1, 2007. The Settlement also includes agreement on several other rate matters and service quality performance measures for the company’s gas division in the areas of safety, customer service and satisfaction.

A copy of the MDTE Order approving the Settlement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	D.T.E. 06-109 Order on Offer of Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: January 31, 2007